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                                                                      EXHIBIT 3A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         U S WEST COMMUNICATIONS, INC.

    Pursuant to Section 7-110-107 of the Colorado Business Corporation Act, U S WEST Communications, Inc. a corporation organized and existing under the laws of Colorado, hereby restates its Articles of Incorporation and certifies as follows:

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FIRST:       The name of the corporation is U S WEST Communications, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was
             July 17, 1911.

SECOND:      That pursuant to Section 7-110-107 of the Colorado Business Corporation Act,
             these Restated Articles of Incorporation were adopted by the sole shareholder of the corporation on December 7, 1995, in the manner prescribed by the
             Colorado Business Corporation Act.

THIRD:       That the text of the Restated Articles of Incorporation as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

             ARTICLE ONE. The name of the corporation is U S WEST Communications, Inc. ("the
             Corporation").

             ARTICLE TWO. The corporation shall have and may exercise all of the rights, powers, and privileges now or hereafter conferred upon corporations organized under the laws of Colorado; PROVIDED, HOWEVER, that the corporation shall not engage in any act or activity which could violate the Modification of Final
             Judgment entered August 24, 1982, in UNITED STATES V. WESTERN ELECTRIC, ET AL.,
             Case No. 82-0192, United States District Court, District of Columbia, as
             amended, modified, supplemented or interpreted by a court of competent jurisdiction from time to time. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The Corporation may conduct part or all of its business in any part of Colorado, the United States, or the world and may hold, purchase, mortgage, lease, and convey real and personal property in any of such places.

             ARTICLE THREE. (a) The aggregate number of shares of stock which the corporation shall have authority to issue is one (1) share of common stock without par value. The share of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the Corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act. The share of this class of common stock shall also be entitled to receive the net assets of the Corporation upon dissolution.

             (b) Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors, each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has the right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.
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             (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of the shareholders, one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

             ARTICLE FOUR. Then number of directors of the Corporation shall be fixed by the
             Bylaws. The number of directors constituting the current Board of Directors of the Corporation is three (3).

             ARTICLE FIVE. The address of the Corporations principal office is 1801
             California Street, Denver, Colorado 80202

             ARTICLE SIX. The address of the Corporation's registered office in the State of
             Colorado is 1675 Broadway, Denver, Colorado 80202. The name of the
             Corporation's registered agent at such address is C T Corporation System.

             ARTICLE SEVEN. The provisions as to the management of the business and the conduct of the affairs of the Corporation shall be set forth in the Bylaws of the Corporation or as approved by the Board of Directors of the Corporation from time to time, and the same shall be in furtherance of and not in limitation or exclusion of the powers conferred by the law.

             ARTICLE EIGHT. In furtherance and not in limitation of the powers conferred by the Colorado Business Corporation Act, the Board of Directors of the
             Corporation as expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation. Election of a Director need not be by written ballot.

             ARTICLE NINE. These Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended.

FOURTH:      That the number of shares of the Corporation outstanding at the time of such adoption was one, and the number of shares entitled to vote thereon was one.

FIFTH:       That the number of shares voted for the Restated Articles of Incorporation was sufficient for approval.

SIXTH:       That upon the issuance of the Restated Certificate of Incorporation by the
             Colorado Secretary of State, these Restated Articles of Incorporation shall supersede the original Articles of Incorporation and all amendments thereto.
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    IN WITNESS WHEREOF, the said U S WEST Communications, Inc. has caused these
Restated Articles of Incorporation to be signed by Stephen E. Brilz, its
Assistant Secretary, this 19th day of December, 1995.

                                          /s/ Stephen E. Brilz
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                                          Stephen E. Brilz, ASSISTANT SECRETARY

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